Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the  Quarterly  Report  of Big  Flash  Corporation(the "Company")  on Form 10-QSB for the period  ending  March  31, 2006, as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"), I,  Joel Cohen,  Principal  Accounting  Officer of the  Company,  certify, pursuant  to 18  U.S.C.  Sec.  1350,  as  adopted  pursuant  to Sec.  906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) The Report fully  complies  with the  requirements  of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial condition and result of operations of the Company.

/s/ Joel Cohen

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Joel Cohen

Principal Accounting Officer

May 15, 2006

     A signed  original of this  written  statement  required by Section 906, or other document  authenticating,  acknowledging,  or otherwise  adopting the signature that appears in typed form within the electronic  version of this written  statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange  Commission or its staff upon  request.  The foregoing certifications  are  accompanying  the Company's Form 10-QSB solely pursuant to section 906 of the  Sarbanes-Oxley Act of 2002  (subsections (a) and (b) of section 1350,  chapter 63 of title 18,  United  States Code) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.